Exhibit 99.1

Molson Coors Reports Higher Worldwide Volume, Gross Margin, Net Income and Underlying After-Tax Income for the First Quarter

First Quarter 2016 Highlights(1)

  Worldwide beer volume: 11.6 million hectoliters, increased 1.2%; Coors Light volume increased 3.5% worldwide
  Net sales: $657.2 million, decreased 6.1% on a reported basis, and increased 0.1% in constant currency
  Net sales per HL: $114.32, decreased 8.0%, or decreased 1.9% in constant currency
  U.S. GAAP net income from continuing operations attributable to MCBC: $159.3 million ($0.78 per diluted share), increased 101.1%
  Underlying after-tax income: $110.3 million ($0.54 per diluted share), increased 28.1%
  Underlying EBITDA (earnings before interest, taxes, depreciation and amortization): $263.4 million, increased 15.2%

DENVER & MONTREAL--(BUSINESS WIRE)--May 3, 2016--Molson Coors Brewing Company (NYSE: TAP; TSX: TPX) today reported a 28.1 percent increase in underlying after-tax income for the first quarter 2016, driven by worldwide volume growth and lower cost of goods sold. These factors more than offset negative sales mix, higher brand spending globally, and a higher underlying tax rate this year. On a U.S. GAAP basis, net income from continuing operations attributable to MCBC more than doubled to $159.3 million, driven by strong underlying performance and a gain on the sale of our Vancouver brewery.

Molson Coors president and chief executive officer Mark Hunter said, “In the first quarter, we continued to focus on our First Choice ambition and on building a stronger brand portfolio, delivering value-added innovation, strengthening our core brand positions through incremental marketing investments, and continuing to premiumize our portfolio. We began to see the benefits flow to our top-line performance, as we grew worldwide volume, improved core brand momentum in key markets, introduced fast-growing innovations in all our businesses, and achieved strong above-premium growth globally, including in craft, flavored malt beverages and cider. We also continued to strengthen our business through improvements to our sales execution and revenue management capabilities, increased efficiency of our operations, and implementation of common global systems. As a result, Molson Coors reported significantly expanded gross, operating and pretax margins globally, along with growth of more than 28 percent in total-company underlying after-tax earnings, and more than 15 percent growth in underlying EBITDA versus a year ago. At the same time, we completed a common stock offering in January to fund about 20 percent of the pending MillerCoors transaction, and we made solid progress in our planning for the integration of MillerCoors and the Miller global brand portfolio. Completion of this game-changing transaction is still expected in the second half of this year, and we intend to be ready to go on day one following the close."

Mark added, "In the balance of 2016, we will continue to focus on our First Choice for consumers and customers ambition -- all driven through our Profit After Capital Charge lens and with the intent to drive total shareholder returns."

Underlying EBITDA and Free Cash Flow

Underlying EBITDA was $263.4 million in the first quarter, a 15.2 percent increase from a year ago.

Underlying free cash flow through the first quarter of 2016 was a cash use of $206.5 million due to seasonality. This represents an increase in cash used of $44.3 million from the prior year, primarily driven by a decreased benefit from working capital changes when adjusting for special and non-core items. Note that this free cash flow result excludes proceeds from the sale of the Company's Vancouver brewery, which were received on April 1, 2016, and will be excluded from the calculation of underlying free cash flow in the second quarter.

Foreign Exchange

The Company’s first quarter underlying consolidated pretax income includes the negative effect of foreign currency movements totaling $0.3 million. Negative currency impacts in the quarter were $1.4 million in Canada, $0.4 million in Europe, and $0.2 million in International. Foreign currency movements were $1.7 million positive in Corporate.

Effective Income Tax Rates

The Company’s first quarter effective income tax rate was 11.4 percent on a reported basis and 20.1 percent on an underlying basis. The underlying effective tax rate was higher than prior year primarily due to higher underlying pretax income this year and the cycling of certain discrete tax benefits a year ago.

Debt

Total debt at the end of the first quarter was $3.037 billion, and cash and cash equivalents totaled $2.603 billion, resulting in net debt of $0.434 billion, which is significantly lower than the prior year primarily due to the proceeds received from our January 2016 equity offering.

First Quarter Business Segment Results

The following are the Company’s first quarter 2016 results by business segment:

United States Business (MillerCoors)(2)

Molson Coors underlying U.S. segment equity income increased 22.1 percent to $157.9 million in the quarter.

MillerCoors Operating and Financial Highlights

MillerCoors underlying net income for the quarter increased 22.2 percent to $372.1 million, driven by higher net pricing, positive sales mix, timing of shipments and lower cost of goods sold.

MillerCoors domestic sales-to-retailers volume (STRs) declined 1.3 percent for the quarter on a trading-day-adjusted basis. Domestic sales-to-wholesalers volume (STWs) increased 1.3 percent. Domestic net revenue per hectoliter, which excludes contract brewing and company-owned-distributor sales, grew 1.5 percent due to favorable net pricing and positive sales mix. Total company net revenue per hectoliter, including contract brewing and company-owned-distributor sales, increased 1.3 percent. Contract brewing volumes decreased 1.3 percent.

Cost of goods sold (COGS) per hectoliter decreased 5.0 percent, driven by lower aluminum and fuel pricing, along with supply chain cost savings. These factors were partially offset by brewery inflation. Marketing, general and administrative (MG&A) expense increased 5.3 percent, driven primarily by higher employee-related expenses and information technology investments.

Depreciation and amortization expenses for MillerCoors were $117.1 million in the first quarter, which include the accelerated depreciation related to the planned closure of the Eden brewery of $35.9 million. Additions to tangible and intangible assets totaled $89.9 million in the first quarter.

Canada Business

Canada underlying pretax income increased 20.7 percent to $37.3 million in the quarter, primarily due to a temporary reduction in distribution costs, lower pension expenses, and results of cost savings initiatives. These factors were partially offset by the impact of lower volume, higher brand investments and a $1.4 million negative impact from foreign currency movements. On a constant-currency basis, underlying pretax income increased 25.2 percent.

STRs decreased 5.2 percent on a reported basis in the first quarter primarily due to the termination of the Miller brands agreement and increased competitor trade spending and pricing activities, as well as weak economic conditions in Western Canada. Excluding the Miller brands from our results(3), our STRs declined 1.6 percent and market share declined just over one-half point. Molson Coors Canada sales volume decreased 4.7 percent in the first quarter. Net sales per hectoliter decreased 1.0 percent in local currency, driven by negative mix.

COGS per hectoliter decreased 8.7 percent in local currency, due to a temporary reduction in distribution costs and lower pension expenses, along with cost savings and a shift in sales mix toward lower-cost products. MG&A expense decreased 0.3 percent in local currency, driven by lower overhead costs, partially offset by higher brand investments.

Europe Business

Europe underlying pretax income decreased $5.0 million to a loss of $0.5 million in the quarter, due to higher brand investments and amortization expenses, lower net pension benefit, the termination of the Heineken contract brewing arrangement in the U.K., and unfavorable foreign currency movements, partially offset by higher sales volume and lower overhead costs. Foreign currency movements negatively impacted underlying results by $0.4 million.

Europe sales volume increased 5.2 percent, driven by growth in seven out of 11 countries in the region, along with the timing of Easter and the addition of the Staropramen and Rekorderlig brands in the U.K. this year. Europe net sales per hectoliter decreased 0.5 percent in local currency, due to lower contract brewing volume. Excluding the impact from the termination of the Heineken brewing agreement, positive brand and geographic mix was partially offset by negative net pricing in the quarter.

COGS per hectoliter increased 0.6 percent in local currency, driven by mix shift to higher-cost brands and geographies.

MG&A expense increased 5.9 percent in local currency, due to higher marketing investments and brand amortization expenses, partially offset by lower overhead costs.

International Business

The International segment posted an underlying pretax loss of $2.3 million in the first quarter, versus a loss of $5.4 million a year ago, primarily driven by favorable sales mix and lower MG&A expenses due to the substantial restructure of our China business in 2015. Foreign currency movements negatively impacted underlying pretax results by $0.2 million in the first quarter.

Total International sales volume, including royalty volume, decreased 0.7 percent, driven by the repatriation of our Staropramen U.K. volume to our Europe segment, along with the volume impact of our China restructure. These factors were largely offset by volume from our launch of Coors Light in Colombia and strong growth in Latin America, India and Japan. Net sales per hectoliter increased 9.7 percent, driven by favorable sales mix changes.

COGS per hectoliter increased 10.4 percent, due to sales mix changes. International MG&A expense decreased 13.0 percent, due to lower marketing investments and overhead costs.

Corporate

Underlying Corporate pretax loss totaled $53.4 million for the first quarter, a $3.9 million improvement versus a $57.3 million loss in the prior year, driven by lower underlying interest expense and favorable foreign currency movements.

Special and Other Non-Core Items(4)

The following special and other non-core items have been excluded from underlying results:

During the quarter, Molson Coors recognized a net special benefit of $108.6 million, primarily driven by a $110.4 million gain on the sale of our Vancouver brewery in British Columbia, which was completed in the first quarter. This was partially offset by asset abandonment costs of $1.1 million in Canada related to the Vancouver brewery and $2.3 million in Europe related to the closure of our Alton, Plovdiv and Burton South breweries.

During the quarter, MillerCoors recognized special charges of $36.9 million related to the planned closure of the Eden, North Carolina, brewery. Our proportionate share of the special charges is $15.5 million.

Other non-core items resulted in a $51.4 million net loss, which was driven by costs incurred in connection with the pending acquisition of MillerCoors and the Miller global brand portfolio, which were slightly offset by unrealized mark-to-market net gains on commodity hedges.

2016 First Quarter Conference Call

Molson Coors Brewing Company will conduct an earnings conference call with financial analysts and investors at 11:00 a.m. Eastern Time today to discuss the Company’s 2016 first quarter results. The Company will provide a live webcast of the earnings call.

The Company will also host an online, real-time webcast of an Investor Relations Follow-up Session with financial analysts and institutional investors at 1:00 p.m. Eastern Time. Both webcasts will be accessible via the Company’s website, www.molsoncoors.com. Online replays of the webcasts will be available until 11:59 p.m. Eastern Time on August 2, 2016. The Company will post this release and related financial statements on its website today.

Upcoming Investor Webcasts

The Company will host online, real-time webcasts in May and June at the following events:

The Company will host its Annual Meeting of Stockholders on Wednesday, May 25, 2016, at 1:00 p.m. Eastern Time. The meeting will take place in Denver at the Ritz-Carlton Hotel.

The Company will host a presentation to institutional investors and financial analysts in New York on Wednesday, June 8, 2016. The presentation is scheduled for 1:30 p.m. to 3:20 p.m. Eastern Time.

Live webcasts of both investor events will be accessible via the Molson Coors Brewing Company website, www.molsoncoors.com, on the Investors page. An online replay of the presentation webcasts will be available within two hours after the presentations.

Footnotes:

(1) The Company calculates non-GAAP underlying pretax and after-tax income, underlying effective tax rate, underlying EBITDA and underlying free cash flow results by excluding special and other non-core items from the nearest U.S. GAAP performance measure, which is net income from continuing operations attributable to MCBC for both underlying after-tax income and underlying EBITDA and net cash provided by operating activities for underlying free cash flow. In addition, constant-currency results exclude the impact of foreign currency movements. For further details regarding these adjustments, please see the section “Special and Other Non-Core Items,” along with tables for reconciliations to the nearest U.S. GAAP measures. Unless otherwise indicated, all $ amounts are in U.S. Dollars, and all quarterly comparative results are for the Company’s first quarter ended March 31, 2016, compared to the first quarter ended March 31, 2015. Additionally, all per-hectoliter calculations exclude contract brewing and non-owned factored beverage volume in the denominator but include the financial impact of these sales in the numerator, unless otherwise indicated. Some numbers may not sum due to rounding.

(2) MillerCoors, a U.S. joint venture of Molson Coors Brewing Company and SABMiller plc, was launched on July 1, 2008. Molson Coors has a 42 percent economic interest in MillerCoors, which is accounted for using the equity method. Molson Coors’ interest in MillerCoors results, along with certain adjustments under U.S. GAAP, is reflected in “Equity Income in MillerCoors.” This release includes reconciliation from MillerCoors Net Income to Molson Coors Brewing Company Equity Income in MillerCoors and Non-GAAP U.S. Segment Underlying Pretax Income (see Table 8). On November 11, 2015, we entered into a purchase agreement to acquire all of SABMiller’s 58 percent interest in MillerCoors and all trademarks, contracts and other assets primarily related to the Miller brand portfolio outside of the U.S. and Puerto Rico. Following the closing of the pending acquisition, the Company will own 100 percent of the outstanding equity and voting interests of MillerCoors. Unless otherwise indicated, MillerCoors per-hectoliter results include contract brewing volume in the denominator of the calculation, as well as the financial impact of these sales in the numerator.

(3) Excludes Miller brands from our Canada STR results in first quarter 2015 and 2016. On March 31, 2015, our licensing agreement with Miller Brewing Company ("Miller") was terminated, and control of the brands reverted to Miller International.

(4) See table 2 for the impact of specials and other non-core items by segment.

Overview of Molson Coors

Molson Coors Brewing Company is a leading international brewer delivering extraordinary brands that delight the world's beer drinkers. It brews, markets and sells a portfolio of leading brands such as Coors Light, Molson Canadian, Carling, Staropramen and Blue Moon across The Americas, Europe and Asia. It operates in Canada through Molson Coors Canada; in the US through MillerCoors; across Europe through Molson Coors Europe; and outside these core markets through Molson Coors International. The company is the only alcohol producer currently recognized for world class sustainability performance through the Dow Jones Sustainability Index. It was listed on the World Index for the past four years and named global Beverage Sector Leader in 2012 and 2013. For more information on Molson Coors Brewing Company visit the company's website, http://molsoncoors.com or http://ourbeerprint.com.

About Molson Coors Canada Inc.

Molson Coors Canada Inc. (MCCI) is a subsidiary of Molson Coors Brewing Company. MCCI Class A and Class B exchangeable shares offer substantially the same economic and voting rights as the respective classes of common shares of MCBC, as described in MCBC’s annual proxy statement and Form 10-K filings with the U.S. Securities and Exchange Commission. The trustee holder of the special Class A voting stock and the special Class B voting stock has the right to cast a number of votes equal to the number of then outstanding Class A exchangeable shares and Class B exchangeable shares, respectively.

Forward-Looking Statements

This press release includes estimates or projections that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words “believe,” "expect,” "intend,” "anticipate,” “project,” “will,” and similar expressions identify forward-looking statements, which generally are not historic in nature. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among others, our ability to successfully close, finance and integrate the acquisition of MillerCoors; our ability to achieve expected tax benefits, accretion and cost synergies; our ability to obtain necessary regulatory approvals for the acquisition of MillerCoors; impact of increased competition resulting from further consolidation of brewers, competitive pricing and product pressures; health of the beer industry and our brands in our markets; economic conditions in our markets; additional impairment charges; our ability to maintain manufacturer/distribution agreements; changes in our supply chain system; availability or increase in the cost of packaging materials; success of our joint ventures; risks relating to operations in developing and emerging markets; changes in legal and regulatory requirements, including the regulation of distribution systems; fluctuations in foreign currency exchange rates; increase in the cost of commodities used in the business; the impact of climate change and the availability and quality of water; loss or closure of a major brewery or other key facility; our ability to implement our strategic initiatives, including executing and realizing cost savings; our ability to successfully integrate newly acquired businesses; pension plan costs; failure to comply with debt covenants or deterioration in our credit rating; our ability to maintain good labor relations; our ability to maintain brand image, reputation and product quality; lack of full-control over the operations of MillerCoors and other risks discussed in our filings with the SEC, including our most recent Annual Report on Form 10-K, which is incorporated by reference therein. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Measures

In addition to financial measures presented on the basis of accounting principles generally accepted in the U.S. ("U.S. GAAP"), we also present pretax and after-tax "underlying income," "underlying income per diluted share," "underlying effective tax rate," and "underlying free cash flow," which are non-GAAP measures and should be viewed as supplements to (not substitutes for) our results of operations presented under U.S. GAAP. We also present underlying earnings before interest, taxes, depreciation, and amortization ("underlying EBITDA") as a non-GAAP measure. Our management uses underlying income, underlying income per diluted share, underlying EBITDA, and underlying effective tax rate as measures of operating performance, as well as underlying free cash flow in the measure of cash generated from core operations, to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe that underlying income, underlying income per diluted share, underlying EBITDA, and underlying effective tax rate performance are used by, and are useful to, investors and other users of our financial statements in evaluating our operating performance, as well as underlying free cash flow in evaluating our generation of cash from core operations, because they provide an additional tool to evaluate our performance without regard to special and non-core items, which can vary substantially from company to company depending upon accounting methods and book value of assets and capital structure. In addition to the reasons discussed above, we consider underlying free cash flow an important measure of our ability to generate cash, grow our business and enhance shareholder value, driven by core operations and after adjusting for non-core items. For discussion and analysis of our liquidity, see the unaudited condensed consolidated statements of cash flows and the Liquidity and Capital Resources section below. We have provided reconciliations of all non-GAAP measures to their nearest U.S. GAAP measure and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure. These adjustments consist of special items from our U.S. GAAP financial statements as well as other non-core items, such as acquisition and integration related costs, unrealized mark-to-market gains and losses, and gains and losses on sales of non-operating assets, included in our U.S. GAAP results that warrant adjustment to arrive at non-GAAP results. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

Reconciliations to Nearest U.S. GAAP Measure

Molson Coors Brewing Company and Subsidiaries
Table 1: Underlying After-Tax Income
($ In millions, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
U.S. GAAP: Net income attributable to MCBC from continuing operations	$159.3	$79.2
Per diluted share	$0.78	$0.42
Add/(less):
Special items, net	(108.6)	8.6
42% of MillerCoors special items, net of tax(1)	15.5	—
Unrealized mark-to-market (gains) and losses(2)	(2.3)	(0.1)
Acquisition and integration related costs(3)	53.7	—
Tax effects on special and non-GAAP items	(7.3)	(1.6)
Non-GAAP: Underlying after-tax income	$110.3	$86.1
Per diluted share	$0.54	$0.46
(1)	Included in equity income in MillerCoors.

(2)	In Q1 2016, net unrealized gains of $2.3 million included in cost of goods sold. In Q1 2015, net unrealized gains of $0.1 million included in cost of goods sold.

(3)	In Q1 2016, $14.9 million of costs included in marketing, general and administrative expenses, $18.4 million of costs included in other income (expense), net, and $20.4 million of costs included in interest expense, net.

Molson Coors Brewing Company and Subsidiaries
Table 2: Underlying Pretax Income (Loss)
($ In millions)
(Unaudited)

	Business					Total
	Canada	U.S.	Europe	MCI	Corporate	Consolidated
U.S. GAAP: 2016 1st Q income (loss) from continuing operations before income taxes	$146.6	$142.4	$(1.2)	$(2.3)	$(104.8)	$180.7
Add/(less):
Special items, net	(109.3)	—	0.7	—	—	(108.6)
42% of MillerCoors special items, net of tax(1)	—	15.5	—	—	—	15.5
Unrealized mark-to-market (gains) and losses(2)	—	—	—	—	(2.3)	(2.3)
Acquisition and integration related costs(3)	—	—	—	—	53.7	53.7
Non-GAAP: 2016 1st Q underlying pretax income (loss)	$37.3	$157.9	$(0.5)	$(2.3)	$(53.4)	$139.0
Percent change 2016 1st Q vs. 2015 1st Q underlying pretax income (loss)	20.7%	22.1%	(111.1)%	57.4%	6.8%	36.3%
U.S. GAAP: 2015 1st Q income (loss) from continuing operations before income taxes	$30.9	$129.3	$(4.1)	$(5.4)	$(57.2)	$93.5
Add/(less):
Special items, net	—	—	8.6	—	—	8.6
Unrealized mark-to-market (gains) and losses(2)	—	—	—	—	(0.1)	(0.1)
Non-GAAP: 2015 1st Q underlying pretax income (loss)	$30.9	$129.3	$4.5	$(5.4)	$(57.3)	$102.0
(1)	Included in equity income in MillerCoors.

(2)	In Q1 2016, net unrealized gains of $2.3 million included in cost of goods sold. In Q1 2015, net unrealized gains of $0.1 million included in cost of goods sold.

(3)	In Q1 2016, $14.9 million of costs included in marketing, general and administrative expenses, $18.4 million of costs included in other income (expense), net, and $20.4 million of costs included in interest expense, net.

Molson Coors Brewing Company and Subsidiaries
Table 3: Underlying EBITDA
($ In millions)
(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015	% change
U.S. GAAP: Net income attributable to MCBC from continuing operations	$159.3	$79.2	101.1%
Add: Net income (loss) attributable to noncontrolling interests	0.8	1.5	(46.7)%
U.S. GAAP: Net income (loss) from continuing operations	$160.1	$80.7	98.4%
Add: Interest expense (income), net	47.3	29.2	62.0%
Add: Income tax expense (benefit)	20.6	12.8	60.9%
Add: Depreciation and amortization	67.5	77.5	(12.9)%
Adjustments included in underlying income(1)	(57.2)	8.5	N/M
Adjustments to arrive at underlying EBITDA(2)	(23.4)	(11.8)	98.3%
Adjustments to arrive at underlying EBITDA related to our investment in MillerCoors(3)	48.5	31.7	53.0%
Non-GAAP: Underlying EBITDA	$263.4	$228.6	15.2%

N/M = Not meaningful

(1)	Includes adjustments to non-GAAP underlying income within the table above related to special and non-core items.

(2)	Represents adjustments to remove amounts related to interest, depreciation and amortization included in the adjustments to non-GAAP underlying income above, as these items are added back as adjustments to net income attributable to MCBC from continuing operations.

(3)	Adjustments to our equity income from MillerCoors, which include our proportionate share of MillerCoors' interest, income tax, depreciation and amortization, special items, and amortization of the difference between the MCBC contributed cost basis and proportionate share of the underlying equity in net assets of MillerCoors.

Molson Coors Brewing Company and Subsidiaries
Table 4: Underlying Free Cash Flow
($ In millions)
(Unaudited)

		Three Months Ended
		March 31, 2016	March 31, 2015
U.S. GAAP:	Net Cash Provided by (Used In) Operating Activities	$(93.4)	$(202.6)
Less:	Additions to properties(1)	(71.1)	(73.7)
Less:	Investment in MillerCoors(1)	(413.7)	(417.9)
Add:	Return of capital from MillerCoors(1)	283.4	310.4
Add/(Less):	Cash impact of special items(2)	1.9	(5.5)
Add:	Costs related to acquisition of businesses(3)	47.2	—
Add:	Discretionary pension contribution(4)	—	227.1
Add:	Cash paid for taxes related to pending acquisition(5)	38.8	—
Add:	MillerCoors cash impact of special items(6)	0.4	—
Non-GAAP:	Underlying Free Cash Flow	$(206.5)	$(162.2)

(1)	Included in net cash used in investing activities.

(2)	Included in net cash provided by (used in) operating activities and primarily reflects termination fees received and paid, as well as costs paid for brewery closures and restructuring activities.

(3)	Included in net cash provided by (used in) operating activities and reflects acquisition and financing costs paid associated with the pending acquisition of 58% of MillerCoors, LLC, and the Miller global brand portfolio in 2016.

(4)	Discretionary cash contribution of $227.1 million made to our U.K. pension plan in 2015 included in net cash provided by (used in) operating activities.

(5)	Included in net cash provided by (used in) operating activities and reflects cash paid for income taxes related to the pending Acquisition in 2016.

(6)	Amounts represent our proportionate 42% share of the cash flow impacts.

MillerCoors LLC
Table 5: Underlying Net Income Attributable to MillerCoors
($ In millions)
(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
U.S. GAAP: Net income attributable to MillerCoors	$335.3	$304.6
Add: Special items, net of tax	36.8	—
Non-GAAP: Underlying net income attributable to MillerCoors	$372.1	$304.6

Molson Coors Brewing Company and Subsidiaries
Table 6: Underlying Equity Income in MillerCoors
($ In millions)
(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
U.S. GAAP: Net Income Attributable to MillerCoors	$335.3	$304.6
Multiply: MCBC economic interest	42%	42%
MCBC proportionate share of MillerCoors net income	$140.8	$127.9
Add: Amortization of the difference between MCBC contributed cost basis and proportionate share of the underlying equity in net assets of MillerCoors(1)	1.1	1.1
Add: Share-based compensation adjustment(2)	0.5	0.3
U.S. GAAP: Equity Income in MillerCoors	$142.4	$129.3
Add: MCBC proportionate share of MillerCoors special items, net of tax	15.5	—
Non-GAAP: Underlying Equity Income in MillerCoors	$157.9	$129.3

(1)	Our net investment in MillerCoors is based on the carrying values of the net assets contributed to the joint venture, which is less than our proportionate share of underlying equity (42%) of MillerCoors (contributed by both Coors Brewing Company and Miller Brewing Company) by $655.9 million as of March 31, 2016. This basis difference, with the exception of certain non-amortizing items (goodwill, land, etc.), is being amortized as additional equity income over the remaining useful lives of the contributed long-lived amortizing assets.

(2)	The net adjustment is to eliminate all share-based compensation impacts related to pre-existing SABMiller plc equity awards held by former Miller employees employed by MillerCoors, as well as to add back all share-based compensation impacts related to pre-existing MCBC equity awards held by former MCBC employees who transferred to MillerCoors.

Molson Coors Brewing Company and Subsidiaries
Table 7: Constant Currency Results: Constant Currency Reporting Net Sales, U.S. GAAP Pretax Income and
Underlying Pretax Income
(Unaudited)

U.S. GAAP: Net Sales (In millions)

	Three Months Ended
	March 31, 2016	March 31, 2015	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
Canada	$268.0	$313.5	(14.5)%	$(27.8)	(5.6)%
Europe	358.7	357.9	0.2%	(15.1)	4.4%
MCI	31.0	29.1	6.5%	(0.6)	8.6%
Corporate	0.4	0.4	—%	—	—%
Eliminations(1)	(0.9)	(0.9)	—%	—	—%
MCBC Consolidated Total	$657.2	$700.0	(6.1)%	$(43.5)	0.1%

(1)	Reflects intercompany sales from Europe to MCI, and the offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

U.S. GAAP: Pretax Income (In millions)

	Three Months Ended
	March 31, 2016	March 31, 2015	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
MillerCoors (42% portion)	$142.4	$129.3	10.1%	$—	10.1%
Canada	146.6	30.9	374.4%	(6.5)	395.5%
Europe	(1.2)	(4.1)	70.7%	(0.4)	80.5%
MCI	(2.3)	(5.4)	57.4%	(0.2)	61.1%
Corporate	(104.8)	(57.2)	(83.2)%	1.7	(86.2)%
MCBC Consolidated Total	$180.7	$93.5	93.3%	$(5.4)	99.0%

Non-GAAP: Underlying Pretax Income (In millions)

	Three Months Ended
	March 31, 2016	March 31, 2015	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
MillerCoors (42% portion)	$157.9	$129.3	22.1%	$—	22.1%
Canada	37.3	30.9	20.7%	(1.4)	25.2%
Europe	(0.5)	4.5	(111.1)%	(0.4)	(102.2)%
MCI	(2.3)	(5.4)	57.4%	(0.2)	61.1%
Corporate	(53.4)	(57.3)	6.8%	1.7	3.8%
MCBC Consolidated Total	$139.0	$102.0	36.3%	$(0.3)	36.6%

Constant currency is a non-GAAP measure utilized by Molson Coors management to measure performance, excluding the impact of foreign currency movements. As we operate in various foreign countries where the local currency may strengthen or weaken significantly versus the U.S. dollar or other currencies used in operations, we utilize a constant currency measure as an additional metric to evaluate the underlying performance of each business without consideration of foreign currency movements. This information is non-GAAP and should be viewed as a supplement to (not a substitute for) our reported results of operations under U.S. GAAP. We calculate the impact of foreign exchange on net sales, pretax income and non-GAAP underlying pretax income using the following steps:

1.	Multiply our current period local currency operating results (that also include the impact of the comparable prior-period currency hedging activities) by the weighted average foreign exchange rates used to translate the financial statements in the comparable prior year period. The result is the current-period operating results in U.S. dollars, as if foreign exchange rates had not changed from the prior-year period.

2.	Subtract the result in step 1 from the unadjusted current-period reported operating result in U.S. dollars (U.S. GAAP measure). This difference reflects the impact of foreign currency translational gains/losses included in the current-period results.

3.	Determine the amount of actual non-operating foreign currency gains/losses realized as a result of hedging activities and activities transacted in a currency other than the functional currency of each legal entity.

4.	Add the results of steps 2 and 3 above. This sum equals the total impact of foreign currency translational gains/losses and realized gains/losses from foreign currency transactions. This is the value shown in the “Foreign Exchange $ Impact” column within the table above.

Worldwide Beer Volume

Molson Coors Brewing Company and Subsidiaries
Table 8: Worldwide Beer Volume
(In millions of hectoliters)
(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015	% Change
Financial Volume	5.749	5.632	2.1%
Royalty Volume(1)	0.337	0.334	0.9%
Owned Volume	6.086	5.966	2.0%
Proportionate Share of Equity Investment STRs(2)	5.550	5.535	0.3%
Total Worldwide Beer Volume	11.636	11.501	1.2%

(1)	Includes MCI segment royalty volume that is primarily in Russia, Ukraine and Mexico, and Europe segment royalty volume in Republic of Ireland.

(2)	Reflects the addition of Molson Coors Brewing Company's proportionate share of equity method investments sales-to-retail for the periods presented.

U.S. GAAP Measures
Molson Coors Brewing Company and Subsidiaries
Table 9: Condensed Consolidated Statements of Operations
($ In millions, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
Volume in hectoliters	5.749	5.632
Sales	$950.8	$1,003.2
Excise taxes	(293.6)	(303.2)
Net sales	657.2	700.0
Cost of goods sold	(414.0)	(454.8)
Gross profit	243.2	245.2
Marketing, general and administrative expenses	(250.9)	(240.6)
Special items, net	108.6	(8.6)
Equity income in MillerCoors	142.4	129.3
Operating income (loss)	243.3	125.3
Interest income (expense), net	(47.3)	(29.2)
Other income (expense), net	(15.3)	(2.6)
Income (loss) from continuing operations before income taxes	180.7	93.5
Income tax benefit (expense)	(20.6)	(12.8)
Net income (loss) from continuing operations	160.1	80.7
Income (loss) from discontinued operations, net of tax	(0.5)	1.9
Net income (loss) including noncontrolling interests	159.6	82.6
Net (income) loss attributable to noncontrolling interests	(0.8)	(1.5)
Net income (loss) attributable to MCBC	$158.8	$81.1

Basic net income (loss) attributable to MCBC per share:
From continuing operations	$0.78	$0.43
From discontinued operations	—	0.01
Basic net income (loss) attributable to MCBC per share	$0.78	$0.44

Diluted net income (loss) attributable to MCBC per share:
From continuing operations	$0.78	$0.42
From discontinued operations	—	0.01
Diluted net income (loss) attributable to MCBC per share	$0.78	$0.43

Weighted average shares - basic	203.6	185.8
Weighted average shares - diluted	204.8	186.9

Dividends per share	$0.41	$0.41

Amounts attributable to MCBC
Net income (loss) from continuing operations	$159.3	$79.2
Income (loss) from discontinued operations, net of tax	(0.5)	1.9
Net income (loss) attributable to MCBC	$158.8	$81.1

Molson Coors Brewing Company and Subsidiaries
Table 10: Canada Results of Operations
($ In millions)
(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
Volume in hectoliters	1.458	1.530
Sales	$353.8	$409.3
Excise taxes	(85.8)	(95.8)
Net sales	268.0	313.5
Cost of goods sold	(157.2)	(199.3)
Gross profit	110.8	114.2
Marketing, general and administrative expenses	(76.7)	(84.7)
Special items, net	109.3	—
Operating income (loss)	143.4	29.5
Other income (expense), net	3.2	1.4
Income (loss) from continuing operations before income taxes	$146.6	$30.9

Molson Coors Brewing Company and Subsidiaries
Table 11: Europe Results of Operations
($ In millions)
(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
Volume in hectoliters(1)	3.996	3.798
Sales(1)	$560.9	$559.7
Excise taxes	(202.2)	(201.8)
Net sales(1)	358.7	357.9
Cost of goods sold	(239.9)	(236.9)
Gross profit	118.8	121.0
Marketing, general and administrative expenses	(119.3)	(117.2)
Special items, net	(0.7)	(8.6)
Operating income (loss)	(1.2)	(4.8)
Interest income, net	0.8	1.0
Other income (expense), net	(0.8)	(0.3)
Income (loss) from continuing operations before income taxes	$(1.2)	$(4.1)

(1)	Gross segment sales include intercompany sales to MCI consisting of $0.9 million of net sales and 0.010 million hectoliters for each of the three months ended March 31, 2016, and March 31, 2015. The offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries
Table 12: Molson Coors International Results of Operations
($ In millions)
(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
Volume in hectoliters(1)	0.305	0.314
Sales	$36.6	$34.7
Excise taxes	(5.6)	(5.6)
Net sales	31.0	29.1
Cost of goods sold(2)	(20.6)	(19.2)
Gross profit	10.4	9.9
Marketing, general and administrative expenses	(12.7)	(14.6)
Special items, net	—	—
Operating income (loss)	(2.3)	(4.7)
Other income (expense), net	—	(0.7)
Income (loss) from continuing operations before income taxes	$(2.3)	$(5.4)

(1)	Excludes royalty volume of 0.301 million hectoliters for the three months ended March 31, 2016, and excludes royalty volume of 0.296 million hectoliters for the three months ended March 31, 2015, respectively.

(2)	Reflects gross segment amounts and for each of the three months ended March 31, 2016, and March 31, 2015, includes intercompany cost of goods sold from Europe of $0.9 million. The offset is included within Europe net sales. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries
Table 13: Corporate Results of Operations
($ In millions)
(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
Volume in hectoliters	—	—
Sales	$0.4	$0.4
Excise taxes	—	—
Net sales	0.4	0.4
Cost of goods sold	2.8	(0.3)
Gross profit	3.2	0.1
Marketing, general and administrative expenses	(42.2)	(24.1)
Special items, net	—	—
Operating income (loss)	(39.0)	(24.0)
Interest expense, net	(48.1)	(30.2)
Other income (expense), net	(17.7)	(3.0)
Income (loss) from continuing operations before income taxes	$(104.8)	$(57.2)

MillerCoors LLC (1)
Table 14: MillerCoors Results of Operations
($ In millions)
(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
Volume in hectoliters(2)	16.261	16.101
Sales	$2,069.3	$2,025.8
Excise taxes	(253.2)	(251.2)
Net sales	1,816.1	1,774.6
Cost of goods sold	(1,033.0)	(1,076.2)
Gross profit	783.1	698.4
Marketing, general and administrative expenses	(409.7)	(389.1)
Special items, net	(36.9)	—
Operating income	336.5	309.3
Interest income (expense), net	(0.5)	(0.3)
Other income (expense), net	1.6	1.3
Income before income taxes	337.6	310.3
Income tax expense	0.5	(1.1)
Net income	338.1	309.2
Net (income) loss attributable to noncontrolling interests	(2.8)	(4.6)
Net income attributable to MillerCoors	$335.3	$304.6

(1)	Economic ownership of MillerCoors is 58% held by SABMiller and 42% held by Molson Coors. See Table 6 for a reconciliation from Net Income Attributable to MillerCoors to Molson Coors Equity Income in MillerCoors, and to U.S. Segment Underlying Pretax Income (Non-GAAP).

(2)	Includes contract brewing and company-owned-distributor sales, which are excluded from our worldwide beer volume calculation.

Molson Coors Brewing Company and Subsidiaries
Table 15: Condensed Consolidated Balance Sheets
($ In millions, except par value)
(Unaudited)

	As of
	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$2,602.9	$430.9
Accounts receivable, net	456.5	424.7
Other receivables, net	316.4	101.2
Inventories:
Finished	183.2	139.1
In process	17.1	13.0
Raw materials	14.9	18.6
Packaging materials	15.2	8.6
Total inventories	230.4	179.3
Other current assets, net	156.6	122.7
Total current assets	3,762.8	1,258.8
Properties, net	1,588.7	1,590.8
Goodwill	2,028.9	1,983.3
Other intangibles, net	4,984.9	4,745.7
Investment in MillerCoors	2,580.9	2,441.0
Deferred tax assets	23.1	20.2
Notes receivable, net	18.5	19.9
Other assets	222.5	216.6
Total assets	$15,210.3	$12,276.3
Liabilities and equity
Current liabilities:
Accounts payable and other current liabilities	$1,153.9	$1,184.4
Current portion of long-term debt and short-term borrowings	63.5	28.7
Discontinued operations	4.5	4.1
Total current liabilities	1,221.9	1,217.2
Long-term debt	2,973.4	2,908.7
Pension and postretirement benefits	208.9	201.9
Deferred tax liabilities	796.1	799.8
Unrecognized tax benefits	12.4	8.4
Other liabilities	66.9	66.9
Discontinued operations	11.4	10.3
Total liabilities	5,291.0	5,213.2
Molson Coors Brewing Company stockholders' equity
Capital stock:
Preferred stock, $0.01 par value (authorized: 25.0 shares; none issued)	—	—
Class A common stock, $0.01 par value per share (authorized: 500.0 shares; issued and outstanding: 2.6 shares and 2.6 shares, respectively)	—	—
Class B common stock, $0.01 par value per share (authorized: 500.0 shares; issued: 203.3 shares and 172.5 shares, respectively)	2.0	1.7
Class A exchangeable shares, no par value (issued and outstanding: 2.9 shares and 2.9 shares, respectively)	108.2	108.2
Class B exchangeable shares, no par value (issued and outstanding: 15.4 shares and 16.0 shares, respectively)	581.4	603.0
Paid-in capital	6,550.0	4,000.4
Retained earnings	4,566.5	4,496.0
Accumulated other comprehensive income (loss)	(1,437.9)	(1,694.9)
Class B common stock held in treasury at cost (9.5 shares and 9.5 shares, respectively)	(471.4)	(471.4)
Total Molson Coors Brewing Company stockholders' equity	9,898.8	7,043.0
Noncontrolling interests	20.5	20.1
Total equity	9,919.3	7,063.1
Total liabilities and equity	$15,210.3	$12,276.3

Molson Coors Brewing Company and Subsidiaries
Table 16: Condensed Consolidated Statements of Cash Flows
($ In millions)
(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$159.6	$82.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67.5	77.5
Amortization of debt issuance costs and discounts	16.7	1.4
Share-based compensation	6.1	3.2
(Gain) loss on sale or impairment of properties and other assets, net	(110.1)	(0.7)
Equity income in MillerCoors	(142.4)	(129.3)
Distributions from MillerCoors	142.4	129.3
Equity in net (income) loss of other unconsolidated affiliates	6.5	(1.4)
Excess tax benefits from share-based compensation	(3.9)	(6.1)
Unrealized (gain) loss on foreign currency fluctuations and derivative instruments, net	(4.0)	1.4
Income tax (benefit) expense	20.6	12.8
Income tax (paid) received	(88.8)	(34.1)
Interest expense, excluding interest amortization	50.4	47.8
Interest paid	(46.9)	(17.9)
Pension expense	2.0	3.1
Pension contributions paid	(6.7)	(233.9)
Change in current assets and liabilities (net of impact of business combinations) and other	(162.9)	(136.4)
(Gain) loss from discontinued operations	0.5	(1.9)
Net cash provided by (used in) operating activities	(93.4)	(202.6)
Cash flows from investing activities:
Additions to properties	(71.1)	(73.7)
Proceeds from sales of properties and other assets	2.4	3.0
Acquisition of businesses, net of cash acquired	—	(6.3)
Investment in MillerCoors	(413.7)	(417.9)
Return of capital from MillerCoors	283.4	310.4
Other	(6.5)	(8.7)
Net cash used in investing activities	(205.5)	(193.2)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	2,526.4	—
Exercise of stock options under equity compensation plans	4.2	24.8
Excess tax benefits from share-based compensation	3.9	6.1
Dividends paid	(88.3)	(76.2)
Debt issuance costs	(14.2)	—
Payments on debt and borrowings	(10.3)	(7.1)
Proceeds on debt and borrowings	20.9	16.6
Net proceeds from (payments on) revolving credit facilities and commercial paper	2.5	157.8
Change in overdraft balances and other	18.5	1.3
Net cash provided by (used in) financing activities	2,463.6	123.3
Cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	2,164.7	(272.5)
Effect of foreign exchange rate changes on cash and cash equivalents	7.3	(34.5)
Balance at beginning of year	430.9	624.6
Balance at end of period	$2,602.9	$317.6

CONTACT:
Molson Coors Brewing Company
News Media
Colin Wheeler, 303-927-2443
or
Investor Relations
Dave Dunnewald, 303-927-2334